Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Compensation Incentive Plan of Allot Communications Ltd., of our report dated May 7, 2009, with respect to the  consolidated financial statements of Allot Communications Ltd. included in its annual report on Form 20-F for the year ended December 31, 2008, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
March 2, 2010	A Member of Ernst & Young Global